                                                                    Exhibit 99.1

WEST BANCORPORATION, INC. EMPLOYEE
SAVINGS AND STOCK OWNERSHIP PLAN

Financial Report

December 31, 2005

(MCGLADREY & PULLEN CERTIFIED PUBLIC ACCOUNTANTS LOGO)

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.

CONTENTS

Report of Independent Registered Public Accounting Firm                        1
Financial Statements
   Statements of Net Assets Available for Benefits,
      December 31, 2005 and 2004                                               2
   Statement of Changes in Net Assets Available for Benefits,
      Year Ended December 31, 2005                                             3
   Notes to Financial Statements                                           4 - 7
Supplemental Schedule
   Schedule H - Part IV, Line 4i - Schedule of Assets (Held
      at End of Year), December 31, 2005                                       8

(MCGLADREY & PULLEN CERTIFIED PUBLIC ACCOUNTANTS LOGO)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Administrative Committee and Participants
West Bancorporation, Inc. Employee Savings and Stock Ownership Plan West Des Moines, Iowa

We have audited the accompanying statements of net assets available for benefits of West Bancorporation, Inc. Employee Savings and Stock Ownership Plan as of December 31, 2005 and 2004, and the related statement of changes in net assets available for benefits for the year ended December 31, 2005.These financial statements are the responsibility of the Plan's management.Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial status of West Bancorporation, Inc. Employee Savings and Stock Ownership Plan as of December 31, 2005 and 2004, and the changes in financial status for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole.The supplemental schedule of assets (held at end of year) as of December 31, 2005 is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the United States Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.The supplemental schedule is the responsibility of the Plan's management.The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        /s/ McGladrey & Pullen, LLP

Des Moines, Iowa
June 6, 2006

WEST BANCORPORATION, INC. EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2005 AND 2004
SEE ACCOUNTANT'S REPORT

                                                                   2005          2004
                                                               -----------   -----------
ASSETS
Investments (Notes 4 and 7)                                    $15,375,255   $14,468,904
Receivables, employer contributions                                392,773       402,554
                                                               -----------   -----------
   TOTAL ASSETS                                                 15,768,028    14,871,458
LIABILITIES                                                             --            --
                                                               -----------   -----------
NET ASSETS AVAILABLE FOR BENEFITS                              $15,768,028   $14,871,458
                                                               ===========   ===========

See Notes to Financial Statements.

WEST BANCORPORATION, INC. EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 2005
SEE ACCOUNTANT'S REPORT

Additions to net assets attributed to:
   Investment income:
      Interest and dividends                                   $   144,647
      Net appreciation in fair value of investments (Note 4)       902,458   $ 1,047,105
                                                               -----------
   Contributions:
      Employer                                                     549,134
      Participants                                                 495,380
      Amounts rolled over from other plans                         181,484     1,225,998
                                                               -----------
   Other                                                                           6,656
                                                                             -----------
         TOTAL ADDITIONS                                                       2,279,759
                                                                             -----------
Deductions from net assets attributed to:
   Benefits paid to participants                                               1,383,084
   Administrative expenses                                                           105
                                                                             -----------
         TOTAL DEDUCTIONS                                                      1,383,189
                                                                             -----------
         NET INCREASE                                                            896,570
Net assets available for benefits:
   Beginning of year                                                          14,871,458
                                                                             -----------
   End of year                                                               $15,768,028
                                                                             ===========

See Notes to Financial Statements.

WEST BANCORPORATION, INC. EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

NOTES TO FINANCIAL STATEMENTS
SEE ACCOUNTANT'S REPORT

NOTE 1.  PLAN DESCRIPTION

The following description of the West Bancorporation, Inc. Employee Savings and Stock Ownership Plan (the Plan) provides only general information.Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     General and eligibility: The Plan is a defined contribution plan covering substantially all employees of West Bancorporation, Inc. (the Company).Employees of the Company are eligible to participate in the Plan upon completing three months of service and attaining age 21.To be entitled to employer contributions, a participant must be 21 or older and complete one year of service during the Plan year, defined by the Plan as 1,000 hours during the Plan year.Participants are entitled to employer contributions on the first day of the quarter following the participant becoming eligible.Participants are entitled to discretionary profit sharing contributions if actively employed on the last day of the Plan year, have been employed one year, and completed 1,000 hours of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     Contributions and investment options: Each year, participants may contribute up to 100% of pretax annual compensation as defined by the Plan, subject to qualified limitations.Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans.The Company, at its sole discretion, can provide matching and profit sharing contributions in amounts determined annually by the Company.The amounts contributed by the participants and the Company are deposited into one or more of 18 investment options at the participant's discretion.Participants may change their allocation on a daily basis.

     Participant accounts: Each participant's account is credited with the participant's contribution and an allocation of (a) the Company matching contribution, (b) the Company discretionary contribution and (c) Plan earnings.Allocations are based on participant earnings or account balances, as defined.The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

     Vesting: Participants are immediately vested in their contributions plus actual earnings thereon.Vesting in the Company's matching contributions or discretionary contributions is based on years of completed service.Vesting begins after one year of service and a participant becomes 100% vested after six years of service.

     Payment of benefits: Participants (or the beneficiary, if the participant is deceased) will be eligible to receive their benefit on the earlier of retirement, death, disability or termination due to any other reason.If the benefit is less than $5,000, the participant receives the vested benefit in a lump sum amount.If the benefit is greater than $5,000, the participant may elect to receive the benefit as a lump sum or in installment payments.

     Forfeited accounts: Forfeitures from nonvested accounts will be an additional employer contribution.During the year ended December 31, 2005, forfeitures for nonvested account balances that will be an additional employer contribution in 2006 totaled approximately $18,000.

WEST BANCORPORATION, INC. EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

NOTES TO FINANCIAL STATEMENTS
SEE ACCOUNTANT'S REPORT

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting:The financial statements of the Plan are prepared under the accrual method of accounting.

Valuation of investments and income recognition:Investments are stated at fair value.The fair value of the interest-bearing cash and certificates of deposit are determined to be equal to cost.Shares of registered investment companies (mutual funds) are reported at fair value based on the quoted market price of the fund, which represents the net asset value of the shares held by the fund at year-end.The fair value of the Plan's investment in the Company's common stock is based on the quoted market price.Investments in common/collective trusts and pooled separate accounts are reported at the value reported to the Plan by the insurance company, which represents approximate fair value of the underlying investments comprising the trusts or accounts.

Purchases and sales of securities are recorded on a trade-date basis.Interest income is recorded on the accrual basis.Dividends are recorded on the ex-dividend date.

Payments of benefits:Benefits are recorded when paid.

Accounting estimates and assumptions:The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and changes therein and disclosure of contingent assets and liabilities.Actual results could differ from those estimates.

NOTE 3. ADMINISTRATIVE EXPENSES

Certain administrative functions are performed by officers and employees of the Company.No such officer or employee receives compensation from the Plan.Certain other administrative expenses are paid directly by the Plan or the Company.

WEST BANCORPORATION, INC. EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

NOTES TO FINANCIAL STATEMENTS
SEE ACCOUNTANT'S REPORT

NOTE 4. INVESTMENTS

The following table presents Plan investments that represent 5% or more of the Plan's net assets:

                                                                 DECEMBER 31,
                                                           -----------------------
                                                              2005         2004
                                                           ----------   ----------
Mutual fund, Fidelity Advisors Small-Cap T Fund            $1,253,130   $1,071,984
Common/collective trust, Principal Stable Value Fund            *          837,840
Pooled separate accounts:
   Principal Large-Cap Stock Index Separate Account         1,049,731      969,504
   Principal Lifetime Strategic Income Separate Account       862,175      870,673
   Principal Partners Large-Cap Value Separate Account      1,905,167    2,082,602
   Principal Partners Mid-Cap Value Separate Account          924,768        *
   Principal Partners Small-Cap Value I Separate Account      873,673      841,504
Common stock, West Bancorporation, Inc.                     4,317,001    3,971,953

*    Balance less than 5% of Plan's net assets.

During the year ended December 31, 2005, the Plan's investments (including investments bought, sold and held during the year) appreciated in value as follows:

                           Net Appreciation
                             in Fair Value
                           ----------------
Mutual funds                   $138,081
Common/collective trust          21,884
Pooled separate accounts        502,070
Common stock                    240,423
                               --------
                               $902,458
                               ========

NOTE 5. PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.In the event of Plan termination, participants will become 100% vested in their accounts.

NOTE 6. INCOME TAX STATUS

The IRS has determined and informed the Company, by letter dated June 20, 1995, that the Plan is qualified and the trust established under the Plan is tax-exempt under the appropriate sections of the Internal Revenue Code
(Code).The Plan has been amended since receiving the determination letter.However, the Plan administrator believes the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

WEST BANCORPORATION, INC. EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

NOTES TO FINANCIAL STATEMENTS
SEE ACCOUNTANT'S REPORT

NOTE 7. RELATED-PARTY TRANSACTIONS

The Plan held 230,856 and 225,551 shares of West Bancorporation, Inc.'s common stock as of December 31, 2005 and 2004, respectively, with a fair value of $4,317,001 and $3,971,953, respectively.The Plan also held West Bancorporation, Inc.'s money market accounts totaling none and $28,690, as of December 31, 2005 and 2004, respectively.

During the year ended December 31, 2005, the Plan had purchases of $418,405 and sales of $458,401 from the Company's common stock.Dividend income from the Company's common stock totaled $144,621.The Plan also had withdrawals of $28,716 from money market accounts of the Company.Interest income from those money market accounts totaled $26.

Certain Plan investments are common/collective trusts and pooled separate accounts managed by Principal Life Insurance Company.Principal Life Insurance Company is the custodian as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions.

                                                   SCHEDULE H - PART IV, LINE 4I

WEST BANCORPORATION, INC. EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2005

                                                                  Number of
                                                               Shares/Units or
Description                                                   Principal Amount    Fair Value
-----------                                                   ----------------   -----------
Pooled separate accounts:
   *Principal Government and High Quality Bond Securities
      Separate Account                                              27,680       $   536,126
   *Principal Large-Cap Stock Index Separate Account                22,861         1,049,731
   *Principal Lifetime Strategic Income Separate Account            64,329           862,175
   *Principal Lifetime 2010 Separate Account                        37,111           507,732
   *Principal Lifetime 2020 Separate Account                        17,909           251,387
   *Principal Lifetime 2030 Separate Account                         2,174            30,213
   *Principal Lifetime 2040 Separate Account                         2,696            37,972
   *Principal Lifetime 2050 Separate Account                         2,959            39,440
   *Principal Partners Large-Cap Value Separate Account            138,844         1,905,167
   *Principal Partners Mid-Cap Value Separate Account               57,025           924,768
   *Principal U.S. Property Separate Account                           367           195,812
   *Principal Partners Large-Cap Growth II Separate Account         77,785           667,154
   *Principal Partners Small-Cap Value I Separate Account           44,690           873,673
   *Principal Partners International Separate Account               26,150           787,933

Common/collective trust, *Principal Stable Value Fund               29,987           457,808

Mutual funds:
   American Century Vista Adv Fund                                  43,688           678,033
   Fidelity Advisor Small Cap T Fund                                51,023         1,253,130

Common stock, *West Bancorporation, Inc.                           230,856         4,317,001
                                                                                 -----------
                                                                                 $15,375,255
                                                                                 ===========

*    Represents a party-in-interest.